EXHIBIT D
                                    ---------


                          PLEDGE AND SECURITY AGREEMENT
                          -----------------------------


     THIS PLEDGE AND SECURITY AGREEMENT ("Agreement"), dated October 22, 1996, by and between BROOKHAVEN CAPITAL CORPORATION, a Georgia corporation ("Pledgor") and SIRROM CAPITAL CORPORATION, a Tennessee corporation, with its principal office and place of business in Nashville, Tennessee ("Lender");

                                   WITNESSETH:
                                   -----------

     WHEREAS, pursuant to a Loan Agreement of even date herewith, by and between TRC ACQUISITION CORPORATION, a Georgia corporation ("Debtor"), and Lender (the "Loan Agreement"), Lender has made a loan to Debtor in the original principal amount of $2,000,000 (the "Loan"). Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Loan Agreement.

     WHEREAS,   it  is  a   condition   of  Lender's   agreement   to  make  the
above-described extension of credit to Debtor that Pledgor execute and deliver this Agreement to Lender.

     WHEREAS, Pledgor desires to execute and deliver this Agreement to Lender in order to induce Lender to make the above described extension(s) of credit, which will be to the direct interest, advantage and benefit of Pledgor.

                                   AGREEMENT:
                                   ----------

     NOW THEREFORE, in consideration of the foregoing, and to enable Debtor to obtain loans and other extensions of credit from Lender and to induce Lender to have transactions with Pledgor and Debtor, Pledgor agrees as follows:

     1. Pledge. As collateral security for the payment and performance in full of the Obligations (as hereinafter defined), Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto Lender, and hereby grants to Lender a security interest in, the collateral described in Schedule A hereto, together with (i) all other shares of stock of Debtor of any class or category, which are now or hereafter owned by Pledgor and (ii) the proceeds thereof and all cash, additional securities or other property at any time and from time to time receivable or otherwise distributable in respect of, in exchange for, or in substitution for any and all such pledged securities (all such pledged securities, the proceeds thereof, cash, dividends, additional securities and other property now or hereafter pledged hereunder are hereinafter collectively called the "Pledged Securities");

     TO HAVE AND TO HOLD the Pledged Securities, together with all rights, titles, interests, powers, privileges and preferences pertaining or incidental thereto, unto Lender, its successors and assigns; subject, however, to the terms, covenants and conditions hereinafter set forth.

     Upon delivery to Lender, the Pledged Securities shall be accompanied by executed stock powers in blank, stock pledge letters and stock proxies. Each delivery of certificates for such Pledged Securities shall be accompanied by a schedule showing the number of shares and the numbers of the certificates theretofore and then pledged hereunder, which schedule shall be attached hereto as Schedule A and made a part hereof. Each schedule so delivered shall supersede any prior schedule so delivered.

     2. Obligations Secured. This Agreement is made, and the security interest created hereby is granted to Lender, to secure full payment and performance of any and all indebtedness and other obligations of Pledgor and/or Debtor to Lender, direct or contingent, however evidenced or denominated, and however or whenever incurred, including without limitation indebtedness incurred pursuant to any past, present or future commitment of Lender to Pledgor and/or Debtor (regardless of the class of such future advance), including, without limitation, the indebtedness evidenced by the Note (collectively the "Obligations").

     3. Representations and Warranties. Pledgor hereby represents and warrants to Lender (a) that Pledgor is the legal and equitable owner of the Pledged Securities, that Pledgor has the complete and unconditional authority to pledge the Pledged Securities being pledged by it, and holds the same free and clear of all liens, charges, encumbrances and security interests of every kind and nature; and (b) that no consent or approval of any governmental body or regulatory authority, or of any other party, which was or is necessary to the validity of this pledge, has not been obtained. Pledgor further represents and warrants that no part of the proceeds of the Loan will be used to purchase or carry any "margin stock", as defined in Regulation U of the Board of Governors of the Federal Reserve System, 12 CFR ss. 221.1 et seq.

     4. Registration in Nominee Name; Denominations. After an Event of Default under the Loan Agreement, Lender shall have the right (in its sole and absolute discretion) to hold the certificates representing the Pledged Securities in its own name or in the name of the Pledgor, endorsed or assigned in blank or in favor of Lender. Pledgor shall deliver to Lender all certificates representing the Pledged Securities promptly upon receipt by Pledgor. Upon request and delivery of certificates representing the Pledged Securities to the issuer of the Pledged Securities, Lender may have such Pledged Securities registered in the name of Lender or any nominee or nominees of Lender. Lender shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

     5. Remedies Upon Default. Upon the occurrence of a default in the payment or performance of any of the Obligations, or upon the occurrence of a default or event of default under any other instrument or document now or hereafter further evidencing, securing or otherwise related to any of the Obligations, or in the event that any representation or warranty herein shall prove to have been untrue when made, or in the event that Pledgor shall default in the performance of any of its obligations hereunder, or in the event that any bankruptcy or other insolvency proceedings are instituted by or against Pledgor or Debtor (subject


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


to the grace and cure provisions set forth in Section 5.1 of the Loan Agreement); then, and in any such event, Lender shall have all of the rights, privileges and remedies of a secured party under the Uniform Commercial Code as in effect in the State of Tennessee, and without limiting the foregoing, Lender may (a) collect any and all amounts payable in respect of the Pledged Securities and exercise any and all rights, privileges, options and remedies of the holder and owner thereof, and (b) sell, transfer and/or negotiate the Pledged Securities, or any part thereof, at public or private sale, for cash, upon credit or for future delivery as Lender shall deem appropriate, including without limitation, at Lender's option, the purchase of all or any part of said securities at any public sale by Lender. Upon consummation of any sale, Lender shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Securities so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal that Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereinafter enacted. Pledgor hereby expressly waives notice to redeem and notice of the time, place and manner of such sale.

     6. Application of Proceeds. The proceeds of the sale of Pledged Securities sold pursuant to Section 5 hereof, and the proceeds of the exercise of any of Lender's other remedies hereunder, shall be applied by Lender as follows:

     First: To the payment of all costs and expenses incurred by Lender in connection with any such sale, including, but not limited to, all court costs and the reasonable fees and expenses of counsel for Lender in connection therewith, and

     Second: To the payment in full of the Obligations, first to accrued interest and thereafter to the unpaid principal amount thereof, to the extent not previously paid by Pledgor, and

     Third: The excess, if any, shall be paid to Pledgor or any other person lawfully thereunto entitled.

     7. Reimbursement of Lender. Pledgor agrees to reimburse Lender, upon demand, for all actual and reasonable expenses, including without limitation reasonable attorney's fees, incurred by it in connection with the administration and enforcement of this Agreement, and agrees to indemnify Lender and hold it harmless from and against any and all liability incurred by it hereunder or in connection herewith, unless such liability shall be due to willful misconduct or gross negligence on the part of Lender.

     8. No Waiver. No failure on the part of Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by Lender preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies are cumulative and are not exclusive of any other remedies provided by law.

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


     9. Limitation of Lender Liability. Except in the case of their intentional malfeasance or gross negligence, neither Lender nor its partners, employees, agents, representatives, or nominees shall be liable for any loss incurred by Pledgor arising out of any act or omission of Lender, its partners, employees, agents, representatives or nominees, with respect to the care, custody or preservation of the Pledged Securities.

     10. Binding Agreement. This Agreement and the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and to all holders of indebtedness secured hereby and their respective successors and assigns.

     11. Governing Law; Amendments. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of Tennessee applicable to contracts to be wholly performed in such state. This Agreement may not be amended or modified, nor may any of the Pledged Securities be released except in a writing signed by the party to be charged therewith. Time is of the essence with respect to the obligations of Pledgor pursuant to this Agreement.

     12. Further Assurances. Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as Lender may at any time request in connection with the administration and enforcement of this Agreement or relative to the Pledged Securities or any part thereof or in order to better assure and confirm unto Lender its rights and remedies hereunder.

     13. Jurisdiction and Venue. Pledgor hereby consents to the jurisdiction of the courts of the State of Tennessee and the United States District Court for the Middle District of Tennessee, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising under this Agreement or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such courts.

     14. Waiver of Trial by Jury. LENDER AND PLEDGOR HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDINGS, CLAIMS OR COUNTER- CLAIMS, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.

     15. Headings. Section numbers and headings used herein are for convenience only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

     IN WITNESS WHEREOF, Pledgor and Lender have executed this Agreement, or have caused this Agreement to be duly executed by a duly authorized officer, all as of the day first above written.

                                          PLEDGOR:
WITNESS:

                                          BROOKHAVEN CAPITAL
                                          CORPORATION




/s/ Jackie Cole                           By: /s/ John D. Feltman
-------------------------                 --------------------------------------
                                          Title: Chairman
                                          --------------------------------------

                                          LENDER:

                                          SIRROM CAPITAL CORPORATION, a
                                          Tennessee corporation


                                          By: /s/ Treasurer
                                          --------------------------------------
                                          Title: Treasurer
                                          -------------------------------------

                                   SCHEDULE A

                               Pledged Securities


================================================================================
                                       No. of
              Issuer                   Shares         Class         Certificate
--------------------------------------------------------------------------------
1.  TRC Acquisition Corporation        243,750        Common             1
================================================================================





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